PIONEER SERIES TRUST VI

                                POWER OF ATTORNEY


         I, the undersigned Trustee of Pioneer Series Trust VI (the "Trust"), hereby constitute and appoint John F. Cogan, Jr., Osbert M. Hood, Dorothy E. Bourassa, John Carey and Vincent Nave, to be my true, sufficient and lawful attorney, with full power to each of them, to sign for me in my name and in the capacities indicated below: (i) any Registration Statement on Form N-1A, Form N-14, N-2 or any other applicable registration form under the Investment Company Act of 1940, as amended ("1940 Act"), and/or under the Securities Act of 1933, as amended ("1933 Act"), and any and all amendments thereto filed by the Trust,
(ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable the Trust to comply with the 1940 Act and the 1933 Act, and the rules thereunder, hereby ratifying and confirming my signature as it may be signed by said attorney to any and all Registration Statements and amendments to said Registration Statements.

         IN WITNESS WHEREOF, I have hereunder set my hand on this 19th day of September, 2006.



/s/ David R. Bock                                    /s/ Marguerite A. Piret
    David R. Bock                                        Marguerite A. Piret



/s/ Mary K. Bush                                     /s/ Osbert M. Hood
    Mary K. Bush                                         Osbert M. Hood



/s/ John F. Cogan, Jr.                              /s/ Stephen K. West
    John F. Cogan, Jr.                                  Stephen K. West



/s/ Margaret B.W. Graham                             /s/ John Winthrop
    Margaret B.W. Graham                                 John Winthrop



/s/ Thomas J. Perna
    Thomas J. Perna